UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

N/A
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") updates information provided on a Current Report on Form 8-K dated May 26, 2017 (the "Original Form 8-K"), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Wintrust Financial Corporation (the "Company") Annual Meeting of Shareholders held on May 25, 2017 (the "Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct an advisory vote on the compensation of the Company's named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders
As previously reported on the Original Form 8-K, at the Annual Meeting, the Company's shareholders voted on an advisory (non-binding) proposal to determine whether future shareholder advisory votes to approve executive compensation show occur every one, two or three years. The results of the vote were as follows:

Every One Year	Every Two Years	Every Three Years	Abstentions
35,031,810	70,289	10,183,181	73,028

The Board of Directors has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Board of Directors in the proxy statement for the Annual Meeting, that the Company will hold an annual advisory vote on the compensation of the Company's named executive officers.
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: July 28, 2017